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                                                                    EXHIBIT 99.1

                Joseph Harris Named to Diomed Board of Directors

ANDOVER, MA-- March 1, 2004--Diomed Holdings, Inc. (AMEX: DIO), a leading developer and marketer of minimally-invasive medical technologies, including its patented Endovenous Laser Treatment (EVLT(R)) of varicose veins, announced that Mr. Joseph Harris has been named to the Company's Board of Directors and will serve on the Audit Committee.

Mr. Geoffrey Jenkins, Chairman of the Board, commented, "We are extremely pleased to have Mr. Harris join our Board. His expertise in business development and his financial acumen will serve as a strong complement to the talents of our other Board members. Mr. Harris' background as a CPA, attorney and MBA make him uniquely qualified to join our Audit Committee."

Mr. Harris is currently a partner in Trillium Lakefront Partners, III, an early stage and growth equity venture capital company. He has also served as Senior Vice-President and Director of Corporate Strategy & Development for SmithKline Beecham, where his responsibilities included management of corporate acquisitions, divestitures, and joint ventures; Eastman Kodak, as Managing Director of Business Development and Director of Licensing Technology Development; and Senior Vice President, Corporate Development at Cantel Medical Corp, a publicly-traded medical device company.

Mr. Harris received his Bachelors degree in Accounting and his MBA from Syracuse University School of Business. He earned his Juris Doctor degree from the Syracuse University School of Law. He is a certified public accountant and is licensed to practice law in the state of New York. Mr. Harris also serves on the Board of Directors of PacificHealth Laboratories, Inc., a developer of nutritional products for sports performance, weight loss and Type 2 diabetes.

About Diomed

Diomed develops and commercializes minimally-invasive medical procedures that use its proprietary laser technologies and disposable products. Diomed focuses on EndoVenous Laser Treatment (EVLT(R)) for use in varicose vein treatments, photodynamic therapy (PDT) for use in cancer treatments, and dental and general surgical applications. The EVLT(R) procedure and the Company's related products were cleared by the United States FDA in January of 2002. Along with lasers and single-use procedure kits for EVLT(R), the Company provides its customers with state of the art physician training and practice development support. Additional information is available on the Company's website, www.evlt.com.


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EVLT(R)is a registered trademark of Diomed Inc. Andover, MA.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with trends in the products markets, reliance on third party distributors in various countries outside the United States, reoccurring orders under OEM contracts, market acceptance risks, technical development risks and other risk factors. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Our Annual Report on SEC Form 10-KSB/A (the "Annual Report") contains a discussion of certain of the risks and uncertainties that affect our business. We refer you to the "Risk Factors" on pages 5 through 16 of the Annual Report for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our common stock and its market value. Diomed disclaims any obligation or duty to update or correct any of its forward-looking statements.

Investor Contacts:

Lester Rosenkrantz                              Diomed Holdings, Inc.
Cameron Associates                              Lisa M. Bruneau, VP Finance
Phone: 212-554-5486                             Phone: 866-4DIOMED
E-mail: Lester@cameronassoc.com                 E-Mail: lbruneau@diomedinc.com